Exhibit 99

FORTE BIOSCIENCES, INC. ANNOUNCES RESULTS AND PROVIDES CLINICAL UPDATE

DALLAS, TX – MARCH 31, 2025 – Forte Biosciences, Inc. (www.fortebiorx.com) (NASDAQ: FBRX), a clinical-stage biopharmaceutical company focused on autoimmune and autoimmune-related diseases, today announced full year 2024 results and provides a clinical update.

“2024 was a very productive year with significant progress on the development of FB102, including the completion of the healthy volunteer study and the initiation of celiac patient trial” said Forte Biosciences CEO Paul Wagner, Ph.D.

“The celiac patient trial is progressing very well. Nearly half of the patients have completed both FB102 dosing and the gluten challenge. FB102 continues to be well-tolerated and there have been no dropouts to date. We are looking forward to reading out the topline results of the trial in the second quarter of 2025. Additionally, we are expecting to dose the first patient in the FB102 vitiligo trial shortly. 2025 is shaping up to be a very eventful year which we believe will further validate the potential for FB102.”

2024 Operating Results

Research and development expenses were $21.2 million for the year ended December 31, 2024, compared to $21.9 million during the same period in 2023. The decrease of $0.7 million was primarily due to a decrease of $7.0 million in manufacturing expenses primarily offset by increases of $5.5 million in preclinical and clinical expenses as our FB102 program entered the clinic, and a net increase in payroll and related expenses of $1.3 million primarily due to an increase in headcount.

General and administrative expenses were $15.4 million for the year ended December 31, 2024 compared to $10.6 million for the same period in 2023. The increase of $4.8 million was primarily due to an increase in professional and legal expenses.

Net losses per share were $(12.17) and $(24.92) for the years ended December 31, 2024 and 2023, respectively.

Forte ended 2024 with $58.4 million in cash, cash equivalents and short-term investments. In August 2024, Forte effected a 1:25 reverse stock split. In November 2024, Forte raised $53.0 million in gross proceeds from an over-subscribed private placement. There are 6.4 million shares of common stock and 5.0 million prefunded warrants outstanding as of December 31, 2024.

Forte Biosciences, Inc.

Consolidated Balance Sheets

(in thousands, except share and par value data)

	December 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$22,244	$37,125
Short-term investments	36,121	—
Prepaid expenses and other current assets	2,981	1,202

Total current assets	61,346	38,327
Property and equipment, net	77	109
Other assets	138	544

Total assets	$61,561	$38,980

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,879	$1,424
Accrued liabilities	4,202	2,242

Total current liabilities	9,081	3,666
Commitments and contingencies (Note 6)
Stockholders’ equity:
Common stock, $0.001 par value: 200,000,000 shares authorized as of December 31, 2024 and December 31, 2023; 6,393,323 and 1,453,402 shares issued and outstanding at December 31, 2024 and December 31, 2023, respectively	6	1
Additional paid-in capital	206,461	153,829
Accumulated other comprehensive income	11	4
Accumulated deficit	(153,998)	(118,520)

Total stockholders’ equity	52,480	35,314

Total liabilities and stockholders’ equity	$61,561	$38,980

Forte Biosciences, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share data)

	Year Ended December 31,
	2024	2023
Operating expenses:
Research and development	$20,714	$21,862
Research and development – related party	479	—
General and administrative	15,409	10,624

Total operating expenses	36,602	32,486

Loss from operations	(36,602)	(32,486)
Interest income	1,314	1,124
Other expense, net	(190)	(114)

Net loss	$(35,478)	$(31,476)

Per share information:
Net loss per share – basic and diluted	$(12.17)	$(24.92)
Weighted average shares and pre-funded warrants outstanding, basic and diluted	2,915,894	1,262,840
Comprehensive Loss:
Net loss	$(35,478)	$(31,476)
Unrealized gain on available-for-sale securities	7	4

Comprehensive loss	$(35,471)	$(31,472)

Additional details on Forte’s full year 2024 financial results can be found in Forte’s Form 10-K as filed with the SEC on March 28, 2025. You can also find more information in the investor relations section of Forte’s website at www.fortebiorx.com.

Inducement Awards

In accordance with NASDAQ Listing Rule 5635(c)(4), the Compensation Committee of Forte’s Board of Directors approved the grant of equity awards in the form of restricted stock units totaling 5,000 shares of common stock, and options to purchase a total of 50,000 shares of common stock to new non-executive employees as a material inducement to such individuals accepting employment with the Company. The restricted stock unit award shall vest over four years, with twenty-five percent vesting yearly on the anniversary of the grantee’s employment commencement date such that all shares shall be fully vested on the four year anniversary of the vesting commencement date, subject to the individual’s continuous employment through each vesting date. The option award shall vest over four years, with twenty-five percent vesting on the one-year anniversary of the applicable optionee’s employment commencement date and the remaining seventy-five percent vesting in approximately equal monthly increments over the succeeding thirty-six months, subject to the individual’s continuous employment through each vesting date.

The Inducement Awards were made under Forte’s 2020 Inducement Equity Incentive Plan and related award agreements and will have terms and conditions generally consistent with those of Forte’s 2021 Equity Incentive Plan.

About Forte

Forte Biosciences, Inc. is a clinical-stage biopharmaceutical company that is advancing FB102, which is a proprietary anti-CD122 monoclonal antibody therapeutic candidate with potentially broad autoimmune and autoimmune-related indications.

Forward-Looking Statements

Forte cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negatives of these terms or other similar expressions. These statements are based on the Company’s current beliefs and expectations. Forward-looking statements include statements regarding the Company’s beliefs, goals, intentions and expectations regarding its product candidate, FB102 and the therapeutic and commercial market potential of FB102, Forte’s plans to continue a patient trial in celiac disease with data expected in the second quarter of 2025, and Forte’s expectation to dose the first patient in the FB102 vitiligo trial in the immediate future. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation: risks related to Forte’s ability to obtain sufficient additional capital to continue to advance Forte’s product candidate, FB102; uncertainties associated with the clinical development and regulatory approval of Forte’s product candidate, FB102, including potential delays in the commencement, enrollment and completion of clinical trials, including the timing of the completion of the Company’s patient-based trials; the risk that results from preclinical and any interim result of our ongoing clinical trials may not be predictive of future results from clinical trials; risks associated with the failure to realize any value from FB102 in light of inherent risks, expense and difficulties involved in successfully bringing product candidates to market; and additional risks, uncertainties, and other information affecting Forte’s business and operating results is contained in Forte’s Annual Report on Forms 10-K filed on March 28, 2025, and in its other filings with the Securities and Exchange Commission. All forward-looking statements in this press release are current only as of the date hereof and, except as required by applicable law, Forte undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contact:
LifeSci Advisors	Forte Biosciences, Inc.
Mike Moyer, Managing Director	Paul Wagner, CEO
mmoyer@lifesciadvisors.com	investors@fortebiorx.com